UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2006

Commission File Number 000-23745

BNP U.S. FUNDING L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	13-3972207
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

787 Seventh Avenue New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(212) 841-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01        Changes in Registrant’s Independent Registered Public Accounting Firm.

On May 24, 2006, the Board of Directors of BNP U.S. Funding L.L.C. (the “Company”) appointed Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm (auditors) for the year ending December 31, 2006 and dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s auditors.

The reports of PwC on the Company’s financial statements for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the fiscal years ended December 31, 2005 and 2004 and through May 24, 2006, there have been no disagreements with PwC on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the financial statements for such years. During the fiscal years ended December 31, 2005 and 2004 and through May 24, 2006, there have been no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K .

During the Company’s fiscal years ended December 31, 2005 and 2004 and through May 24, 2006, the Company did not consult with Deloitte regarding any of the matters or events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The Company provided PwC with a copy of this disclosure and requested that PwC furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of PwC’s letter, dated May 31, 2006, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Ex. 16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BNP U.S. FUNDING L.L.C.

By: /s/ Thomas Clyne
Name: Thomas Clyne
Title: Chief Financial Officer and Director

Date:	May 31, 2006

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